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                                  EXHIBIT 23(c)

                     Consent of Ham, Langston & Brezina, LLP

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Computerized Thermal Imaging, Inc.

         We consent to the inclusion in this Registration Statement of Computerized Thermal Imaging, Inc. on Form SB-2 of our report, dated October 26, 1998 on our audit of the consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows of Computerized Thermal Imaging for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

/s/Ham, Langston & Brezina, LLP
--------------------------------
Ham, Langston & Brezina, LLP
Houston, Texas
Date: June 16, 2000